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                                                                                     EXHIBIT 1.6


[Logo] Industry Canada                                 Industrie Canada



RESTATED CERTIFICATE                                   CERTIFICAT
OF INCORPORATION                                       DE CONSTITUTION A JOUR

CANADA BUSINESS                                        LOI CANADIENNE SUR
CORPORATIONS ACT                                       LES SOCIETES PAR ACTIONS


CAMPBELL RESOURCES INC.-


LES RESSOURCES CAMPBELL INC.                                             135848-1


---------------------------------------------          ---------------------------------------------
Name of corporation-Denomination de la societe           Corporation number-Numero de la societe


I hereby certify that the articles of                    Je certifie que les statuts constitutifs de la
incorporation of the above-named corporation             societe susmentionnee ont ete mis a jour en
were restated under section 180 of the Canada            vertu de l'article 180 de la Loi canadienne sur
Business Corporations Act as set out in the              les societes par actions, tel qu'il est indique
attached restated articles of incorporation.             dans les statuts mis a jour ci-joints.










           [SIGNATURE]                                   JANUARY 7, 2005/LE 7 JANVIER 2005

      Director - Directeur                               Effective Date of Restatement -
                                                      Date d'entree en vigeur de la mise a jour

[Logo]

[LOGO]   Industry Canada       Industrie Canada                           FORM 7                         FORMULAIRE 7
                                                                  RESTATED ARTICLES OF               STATUTS CONSTITUTIFS
         Canada Business       Loi Canadienne sur les                 INCORPORATION                       MIS A JOUR
         Corporation Act       societes par actions                   (SECTION 180)                      (ARTICLE 180)
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
1 - Name of the Corporation - Denomination sociale de la societe                          Corporation No. - No de la societe
    LES RESSOURCES CAMPBELL INC.                                                          135848-1
    CAMPBELL RESOURCES INC.
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2 - The province or territory in Canada where the registered office is     La province ou le territoire au Canada ou est situe le
    situated                                                               siege social

    Province of Quebec

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3 - The classes and any maximum of shares that the corporation is          Categories et tout nombre maximal d'actions que la
    authorized to issue                                                    societe est autorisee a emettre


    See Schedule A attached hereto to form part hereof.


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4 - Restrictions, if any, on share transfers                               Restrictions sur le transfert des actions, s'il y a lieu

    N/A



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5 - Number (or minimum and maximum number) of directors                    Nombre (ou nombre minimal et maximal) d'administrateurs


    Minimum: 5 Maximum: 15

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6 - Restrictions, if any, on business the corporation may carry on         Limites imposees a l'activite commerciale de la
                                                                           societe, s'il y a lieu

   N/A


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7 - Other provisions, if any                                               Autres dispositions, s'il y a lieu

    N/A




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These restated articles of incorporation correctly set out, without        Cette mise a jour des status constitutifs demontre
substantive change, the corresponding provisions of the articles of        exactement, sans changement substantiel, les dispositions
incorporation as amended and supersede the original articles of            correspondantes des statuts constitutifs modifies qui
incorporation.                                                             remplacent les statuts constitutifs originaux
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Signature                   Printed Name - Nom en lettres moulees          8- Capacity of - En qualite de   9- Tel. No. - No de tel.

/s/ Michael Blouin          MICHEL BLOUIN                                     DIRECTOR AND
                                                                              SECRETARY
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FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT
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IC 3167 (2003/08)                                                                                                           [LOGO]

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                                   SCHEDULE A


                  TO THE RESTATED ARTICLES OF INCORPORATION OF
                            CAMPBELL RESOURCES INC.

A.       The authorized share capital of the Corporation shall consist of:

         (i)      an unlimited number of common shares (the "Common Shares");
                  and

         (ii)     an unlimited number of preference shares (the "Preference
                  Shares").

B.       The Common Shares shall have attached the following rights:

         (i) the holders of the Common Shares shall be entitled to one (1) vote per share at any meeting of the shareholders of the Corporation;

         (ii) the holders of the Common Shares shall be entitled equally share for share to receive any share dividend which the directors of the Corporation may determine to declare and pay; and

         (iii) in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution for the purpose of winding-up its affairs, the remaining property and assets of the Corporation available for distribution shall be distributed equally share for share to the holders of the Common Shares.

C. The Preference Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

         (i) the directors of the Corporation may at any time and from time to time issue the Preference Shares in one (1) or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors;

         (ii) the directors of the Corporation may (subject as hereinafter provided) from time to time fix before issuance the designation, rights, restrictions, conditions and limitations to be attached to the Preference Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends, whether or not cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, the rights of retraction, if any, vested in the holders of Preference Shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Preference Shares of such series, the whole subject to the issue pursuant to the Canada Business Corporations Act (the "Act") of a certificate of amendment in respect of articles of amendment in prescribed form to designate a series of shares;

         (iii) when any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Preference Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the Preference Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full;

         (iv) the Preference Shares shall be entitled to preference over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Preference Shares with respect to the payment of dividends and may also be given such other preference over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Preference Shares as may be fixed by the directors of the Corporation as to the respective series authorized to be issued;

         (v) the Preference Shares of each series shall rank on a parity with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary;

         (vi) in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Preference Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the Common Shares or any other shares of the Corporation ranking junior to the Preference Shares, be entitled to receive (a) an amount equal to the amount paid up on such shares, together with, in the case of cumulative Preference Shares, all unpaid cumulative dividends (which for such purposes shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative Preference Shares, all declared and unpaid non-cumulative dividends, and (b) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Preference Shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said Preference Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Preference Shares respectively;

         (vii) no dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the Preference Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment of such shares of the Corporation ranking junior to the Preference Shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preference Shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the Preference Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment;

         (viii) The Preference Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Preference Shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series; and

         (ix) the provisions of this section C may be deleted or varied in whole or in part by a certificate of amendment, but only with the prior approval of the holders of the Preference Shares given as hereinafter specified in addition to any other approval required by the Act (or any other statutory provision of like or similar effect, from time to time in force). The approval of the holders of the Preference Shares with respect to any and all matters herein before referred to may be given by at least 2/3 of the votes cast at a meeting of the holders of the Preference

                  Shares duly called for that purpose and held upon at least 21 days' notice at which the holders of a majority of the outstanding Preference Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preference Shares are not present or represented by proxy within one-half an hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Preference Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than 2/3 of the votes cast at such adjourned meeting shall constitute the authorization of the holders of the Preference Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Preference Shares shall be entitled to one (1) vote in respect of each Preference Share held.

[Logo] Industry Canada     Industrie Canada

Canada Business          Loi Canadienne Sur Les
Corporations Act         Societes Par Actions

                                     FORM 3
                         NOTICE OF REGISTERED OFFICE OR
                NOTICE OF CHANGE OF ADDRESS OF REGISTERED OFFICE
                                  (SECTION 19)

                                  FORMULAIRE 3
                             AVIS DE DESIGNATION OU
                    DE CHANGEMENT D'ADRESSE DU SIEGE SOCIAL
                                  (ARTICLE 19)

________________________________________________________________________________
1 -- Name of the Corporation -- Denomination sociale de la societe
     LES RESSOURCES CAMPBELL INC.
     CAMPBELL RESOURCES INC.
________________________________________________________________________________
2 -- Corporation No. -- No de la societe
     135848-1
________________________________________________________________________________
3 -- Street address of Registered Office -- Adresse civique du siege social
     1155, rue University
     Suite 1405
     Montreal, Quebec, Canada
     H3B 3A7



     (and mailing address, if different from that of registered office) -- (si l'adresse postale differe de celle du siege social)





CAUTION: Address of registered office must be within the province or territory that is described in the Articles at Item 2; otherwise an amendment to the Articles is required, using Form 4, in addition to this form (see paragraph 173(1)(b) of the Act).
AVIS: L'adresse du siege social doit se situer dans les limites de la province ou du territoire indique dans les statuts a la rubrique 2. Sinon, il faut modifier les statuts en deposant le formulaire 4, en plus du present formulaire (voir l'alinea 173(1)(b) de la Loi).
________________________________________________________________________________
4 -- Effective Date of Change -- Date de prise d'effect





________________________________________________________________________________
5 -- Previous Address of Registered Office -- Adresse precedente du siege social









________________________________________________________________________________
Signature         Printed Name --        6 -- Capacity of -- 7 -- Tel. No. --
                  Nom en lettres moulees      En qualite de       No de tel.
/s/Michel Blouin  MICHEL BLOUIN               DIRECTOR AND        (514) 877-3041
                                              SECRETARY
________________________________________________________________________________

FOR DEPARTMENTAL USE ONLY -- A L'USAGE DU MINISTERE SEULEMENT

                                                                          [Logo]

[LOGO]

        Industry Canada     Industrie Canada
                                                                     FORM 6                              FORMULAIRE 6
        Canada Business     Loi canadienne sur les             NOTICE OF DIRECTORS,                LISTE DES ADMINISTRATEURS,
        Corporations Act    societes par actions                 NOTICE OF CHANGE                     AVIS DE CHANGEMENT
                                                            OF DIRECTORS OR NOTICE OF           DES ADMINISTRATEURS OU AVIS DE
                                                              CHANGE OF ADDRESS OF A              CHANGEMENT D'ADRESSE D'UN
                                                                 PRESENT DIRECTOR                    ADMINISTRATEUR ACTUEL
                                                            [SECTIONS 106 AND 113(1)]              [ARTICLES 106 ET 113(1)]

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1 - Name of the Corporation - Denomination sociale de la societe                2 - Corporation No. - No de la societe

LES RESSOURCES CAMPBELL  INC.                                                   135848-1
CAMPBELL RESOURCES INC.
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3 - The following persons became directors of this corporation - Les personnes suivantes sont devenues administrateurs de la presente societe
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                             Effective Date                                                               Resident Canadian - Y/N
    Name - Nom          Date d'entree en vigueur       Residential Address - Adresse domiciliaire         Resident canadien - O/N
------------------------------------------------------------------------------------------------------------------------------------








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4 - The following persons ceased to be directors of this corporation - Les personnes suivantes ont cesse d'etre administrateurs de la presente societe
------------------------------------------------------------------------------------------------------------------------------------
                              Effective Date
    Name - Nom          Date d'entree en vigueur                 Residential Address - Adresse domiciliaire
------------------------------------------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------------------------------------------
5 - The directors of this corporation now are - Les administrateurs de la presente societe sont maintenant
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Resident Canadian - Y/N
       Name - Nom                       Residential Address - Adresse domiciliaire                        Resident canadien - O/N
------------------------------------------------------------------------------------------------------------------------------------
James D. Raymond            3435, Drummond, 12A, Montreal, Quebec, Canada H3G 1X8                         Yes

G.E. Kurt Pralle            64, Shadyside Road, Ramsey, New York, United States 07446                     No

Nicolas Guay                140, de Bernieres, Quebec, Quebec, G1R 1L7                                    Yes

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6 - Change of address of a present director - Changement d'adresse d'un administrateur actuel
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                             Effective Date                   Former Residential Address             New Residential Address
    Name - Nom          Date d'entree en vigueur           Adresse domiciliaire precedente        Nouvelle adresse residentielle
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Signature           Printed Name - Nom en lettres moulees        7 - Capacity of - En qualite de       8 - Tel. No. - No de tel.

/s/Michel Blouin    MICHEL BLOUIN                                DIRECTOR AND SECRETARY                (514) 877-3041
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FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT
------------------------------------------------------------------------------------------------------------------------------------



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IC 3103 (2003/06)                                                                                                            [LOGO]

[Logo] Industry Canada         Industrie Canada

Canada Business         Loi canadienne sur les
Corporations Act        societes par actions


                                    FORM 6                    FORMULE 6
                              NOTICE OF DIRECTORS      LISTE DES ADMINISTRATEURS
                              OR NOTICE OF CHANGE        OU AVIS DE CHANGEMENT
                                 OF DIRECTORS             DES ADMINISTRATEURS
                            (SECTIONS 106 AND 113)       (ARTICLES 106 ET 113)
                                   APPENDIX                     ANNEXE

1 - Name of corporation - Denomination de la societe

LES RESSOURCES CAMPBELL INC.            2 - Corporation No. - No de la societe
CAMPBELL RESOURCES INC.                  135848 - 1


5 - The directors of this                Les administrateurs de la
    corporation now are                  presente societe sont maintenant


                                                                    Resident Canadian - Y/N
Name - Nom          Residential Address - Adresse domiciliaire      Resident canadien - O/N
----------          ------------------------------------------      -----------------------
Graham G. Clow      55 Harbour Square, #711,                        Yes
                    Toronto, Ontario, M5J 2L1

Louis Archambault   11, route 143, North Hatley,                    Yes
                    Quebec, J0B 2L0

James C. McCartney  655, Duplex Ave., Toronto,                      Yes
                    Ontario M4R 2H2

Andre Fortier       80, Berlioz., 1101, Verdun,                     Yes
                    Quebec, Canada H3E 1L9

Michel Blouin       428, avenue Metcalfe, Westmount,                Yes
                    Quebec, Canada H3Y 2Z7
